Exhibit 99.1

Microbot Medical Completes the Enrollment of Clinical Sites in Its Pivotal Human Clinical Trial with the Addition of Memorial Sloan Kettering Cancer Center

As the third and final clinical site, Memorial Sloan Kettering Cancer Center joins Brigham Women’s Hospital and Baptist Hospital of Miami as sites for the pivotal human clinical trial.

BRAINTREE, Mass., July 18, 2024 — Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic Surgical System, today announces it has received Institutional Review Board (IRB) approval and signed a clinical trial agreement with Memorial Sloan Kettering Cancer Center, located in New York City, New York. Memorial Sloan Kettering Cancer Center will conduct the clinical trial as part of the Investigational Device Exemption (“IDE”) for LIBERTY®, and the Company expects its results will support the future marketing submission to the FDA and subsequent commercialization.

The clinical trial at Memorial Sloan Kettering Cancer Center will be led by Francois Cornelis, MD, PhD. “I’m a great believer in the future of robotics for interventional procedures and the value robotics can bring to physicians and our patients. I am excited to participate in the LIBERTY clinical trial.” said Dr. Cornelis. Dr. Cornelis will also serve as principal investigator for the overall LIBERTY clinical trial.

“We are excited to have a hospital the caliber of Memorial Sloan Kettering Cancer Center partnering with us to complete the enrollment of the clinical sites in our trial,” commented Harel Gadot, CEO, President and Chairman of Microbot Medical.

The Company previously announced that Brigham and Women’s Hospital in Boston, and Baptist Hospital of Miami are both enrolled in the trial and have performed clinical cases.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a clinical- stage medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The Investigational LIBERTY® Endovascular Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Endovascular Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic Surgical System, the outcome of its studies to evaluate the LIBERTY® Endovascular Robotic Surgical System, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, including whether the Company’s pivotal study in humans is successful, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians and other neighboring countries, any lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

IR@microbotmedical.com